SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                    [X]
Filed by Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             ----------------------

                             LIFERATE SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


                 -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1    Title of each class of securities to which transaction applies:
     2    Aggregate number of securities to which transaction applies:
     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4    Proposed maximum aggregate value of transaction:
     5    Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1    Amount Previously Paid:
     2    Form, Schedule or Registration Statement No.:
     3    Filing Party:
     4    Date Filed:

                               1998 ANNUAL MEETING


                             LIFERATE SYSTEMS, INC.
                              7210 METRO BOULEVARD
                             EDINA, MINNESOTA 55439



Dear Shareholder:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders of LifeRate Systems, Inc. The meeting will be held on Thursday, May 14, 1998, at 10:00 a.m., local time, at Centennial Lakes Park, Centrum Building, 7499 France Avenue South, Edina, Minnesota 55435.

We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                       Very truly yours,

                                       /s/ David J. Chinsky

                                       David J. Chinsky
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


April 9, 1998




                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION

                             LIFERATE SYSTEMS, INC.
                              7210 METRO BOULEVARD
                             EDINA, MINNESOTA 55439

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 14, 1998

                             ----------------------

TO THE SHAREHOLDERS OF LIFERATE SYSTEMS, INC.:

         The Annual Meeting of Shareholders of LifeRate Systems, Inc. (the "Company") will be held on Thursday, May 14, 1998, at 10:00 a.m., local time, at Centennial Lakes Park, Centrum Building, 7499 France Avenue South, Edina, Minnesota 55435, for the following purposes:

         1. To elect three directors to serve for the ensuing year or until their successors are elected and qualified.

         2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

         3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

         Only shareholders of record as shown on the books of the Company at the close of business on March 27, 1998 will be entitled to vote at the Annual Meeting or any adjournment thereof.


                                          By Order of the Board of Directors

                                          /s/ Michel A. LaFond

                                          Michel A. LaFond
                                          SECRETARY

April 9, 1998

                             LIFERATE SYSTEMS, INC.
                              7210 METRO BOULEVARD
                             EDINA, MINNESOTA 55439

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1998

                            -------------------------


                                  INTRODUCTION

         The Annual Meeting of Shareholders of LifeRate Systems, Inc. (the "Company") will be held on Thursday, May 14, 1998, at 10:00 a.m., local time, at Centennial Lakes Park, Centrum Building, 7499 France Avenue South, Edina, Minnesota 55435, or at any adjournment thereof, for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, no par value (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

         Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Written notice of revocation may be given prior to the Annual Meeting, or a shareholder may appear at the Annual Meeting and give written notice of revocation prior to use of the proxy.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to shareholders on or about April 9, 1998.

                                VOTING OF SHARES

         Only holders of Common Stock of record at the close of business on March 27, 1998 will be entitled to vote at the Annual Meeting. On March 27, 1998, the Company had 12,485,000 shares of Common Stock outstanding, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (6,242,501 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects votes withheld from director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

         The election of a nominee for director and each of the other proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares represented by a proxy card in which authority is withheld from the election of a director nominee or voted as abstaining on any of the other proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.


                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

NOMINATION

         The Bylaws of the Company provide that the Board shall consist of the number of directors as established by the Shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). The Shareholders will be asked to elect three directors of the Company at the Annual Meeting. The Board of Directors has nominated three persons, each of whom are named below, to be elected at the Annual Meeting. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors. Daniel A. Pelak was elected at the 1997 Annual Meeting of Shareholders, and David J. Chinsky and Mark W. Sheffert were elected by the Board in August 1997 and January 1998, respectively, pursuant to its authority to elect directors between shareholder meetings.

         Daniel A. Pelak was initially elected to the Board in connection with the purchase by Medtronic, Inc. of 600,000 shares of the Company's Common Stock in December 1995. Pursuant to the Investment Agreement, under which Medtronic purchased such shares, Medtronic has the right to designate one person for election to the Board, and Mr. Pelak is Medtronic's designee. See "Certain Transactions -- Agreements with Medtronic, Inc."

         Mark W. Sheffert was elected to the Board in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated November 14, 1997, among the Company, Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. (collectively, the "Funds") and the other purchasers named in the Purchase Agreement (the Funds and such other purchasers are collectively referred to herein as the "Purchasers"). As a condition to a closing under the Purchase Agreement, the Company's Board of Directors was reduced from ten directors to five directors, and all of the non-employee directors of the Company, other than Daniel A. Pelak and Kevin L. Roberg, resigned from the Board. Kevin L. Roberg subsequently resigned from the Board in December 1997. In connection with the November 1997 equity financing, the Company also agreed, so long as the Purchasers under the Purchase Agreement, own or have the right to acquire at least 20% of the then outstanding shares of Common Stock, that (a) the Company shall maintain the number of directors who constitute the Board of Directors at five; (b) so long as the Funds own at least 2.5% of the then outstanding shares of Common Stock, the Company shall maintain on the Board one director nominee to be designated by the Funds; and (c) for a period of three years from the date of the Purchase Agreement, the Company shall maintain on the Board of Directors one director nominee to be designated by Miller Johnson & Kuehn Incorporated ("MJK"), which nominee is to be mutually acceptable to the Company and MJK. Mr. Sheffert is the director nominee designated by the Funds under the Purchase Agreement. To date, MJK has not designated its director nominee. See "Certain Transactions -- November 1997 Equity Financing."

         The Board recommends a vote FOR the election of each of the nominees listed below. The election of a nominee requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy for directors at the Annual Meeting. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve at the time of the Annual Meeting. Except as described below, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

INFORMATION ABOUT NOMINEES

         The following information has been furnished to the Company as of February 15, 1998, by the respective nominees for director.


NAMES OF NOMINEES     AGE                         PRINCIPAL OCCUPATION                      DIRECTOR SINCE
-----------------     ---                         --------------------                      --------------
David J. Chinsky       43      President and Chief Executive Officer of the Company              1997

Mark W. Sheffert       50      President of Manchester Companies, Inc.                           1998

Daniel A. Pelak        46      Vice President, Cardiovascular Marketing of Medtronic, Inc.       1996


OTHER INFORMATION ABOUT NOMINEES

         DAVID J. CHINSKY. Mr. Chinsky joined the Company in August, 1997 as President and Chief Executive Officer and a director. Prior to joining LifeRate, Mr. Chinsky was employed for more than nine years in a variety of positions by The MEDSTAT Group, an information services and consulting firm serving the healthcare industry, most recently as Executive Vice President. Mr. Chinsky received his undergraduate degree from the University of Michigan, his Master of Business Administration degree from the Keller Graduate School of Management, his Master of Science in Public Health degree from the University of Illinois and his Doctor of Public Health degree from the University of Michigan.

         MARK W. SHEFFERT. Mr. Sheffert became a director and Chairman of the Board of the Company in January, 1998. Mr. Sheffert has over 25 years of financing and financial services experience. He is the founder of Manchester Companies, Inc. ("MCI") whose business is investment banking, corporate restructuring, management consulting and commercial finance. Before founding MCI, Mr. Sheffert was a senior executive with First Bank System, a $28 billion bank holding company where he served in various high-level management capacities and was eventually named one of two President's of First Bank System. Before joining First Bank System, Mr. Sheffert was Chief Operating Officer and Director of North Central Life Insurance Company. Mr. Sheffert serves and has served on the Board of Directors of several public companies, including Telident, Inc. and Medical Graphics Corporation, privately held corporations, and community organizations. Mr. Sheffert is the designee of the Funds elected to the Board, as required by the Purchase Agreement. See "Certain Transactions -- November 1997 Equity Financing."

         DANIEL A. PELAK. Mr. Pelak has been a director of the Company since January 1996. Mr. Pelak is currently a Vice President of Medtronic Inc., a multi-national medical device manufacturer. He has been with Medtronic Inc. since 1976 and has held several key managerial positions. Mr. Pelak served as the Vice President and General Manager of the Nortech Division of Medtronic from 1988 to 1992, and he is currently Vice President of Cardiovascular Marketing at Medtronic. Mr. Pelak was elected to the Board as the designee of Medtronic. See "Certain Transactions -- Agreements with Medtronic Inc."

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

         During 1997, the Board of Directors met six times and took action by written consent four times. All of the nominees attended more than 75% of the meetings of the Board that occurred while they were members of the Board, except William D. Knopf, M.D., who attended 50% of the meetings that occurred while he was a member of the Board, and Carl J. Schramm, Ph.D., who attended 67% of the meetings that occurred while he was a member of the Board.

         During 1997, the committees of the Board consisted of the Finance/Audit Committee and the Stock Option Committee. The Finance/Audit Committee did not meet in 1997. Although, the Stock Option Committee did not meet formally in 1997, it took action by written consent five times. Neither the Finance/Audit Committee nor the Stock Option Committee are currently standing committees of the Board.

         On January 21, 1998, the Board of Directors reconstituted the Audit Committee of the Board of Directors to consist solely of Mark Sheffert and Daniel Pelak, who will act as Chairman of the Audit Committee. In addition, the Board of Directors established a Compensation Committee, which has the responsibility for making recommendations to the Board of Directors concerning the compensation of the Company's directors, determining compensation for the Company's Chief Executive Officer and approving compensation for senior management of the Company and acting on such other matters relating to compensation of directors, officers and senior management. The members of the Compensation Committee have yet to be determined.

DIRECTOR COMPENSATION

         The Company does not pay fees to directors of the Company. The Company generally reimburses directors of the Company for out-of-pocket expenses incurred while attending Board or committee meetings.

         Prior to March, 1997, the Company generally granted options to directors to purchase 13,333 shares of Common Stock upon their initial election to the Board. In March, 1997, the Company granted to each director options to purchase 2,500 shares of Common Stock, exercisable at $3.00 per share, the Fair Market Value (as defined under the Company's 1993 Stock Option Plan), and vesting in one third increments on each of the three anniversaries following the March 1997 grant date. See "Report on Repricing of Options."

         In November, 1997, as a condition to the closing of the November 1997 equity financing, all of the non-employee directors of the Company agreed to cancel all options and warrants to purchase shares of Common Stock held by them (except for certain options to purchase an aggregate of 236,333 shares held by APF, LLC and Dr. Anthony P. Furnary and options to purchase 10,000 shares, exercisable at $1.00 per share held by each of William W. Chorske and William D. Knopf, M.D.). See "Certain Transactions -- November 1997 Equity Financing."

         Mr. Chorske received $47,850 for acting as Chairman of the Board of the Company during the period from May to November of 1997.


          PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 15, 1998, unless otherwise indicated, by (a) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each director,
(c) each of the Named Executive Officers and (d) all directors and executive officers of the Company as a group.

                                                SHARES OF COMMON STOCK
NAME                                            BENEFICIALLY OWNED(1)
----                                            ---------------------
                                         AMOUNT              PERCENT OF CLASS(2)
                                         ------              -------------------

Special Situations Funds(3)           10,040,000(3)                 57.4%

John R. Albers                         1,288,333(4)                  9.8%

Aaron Boxer Rev. Trust                   885,000(5)                  6.9%

Medtronic Inc.                           700,000(6)                  5.6%

David J. Chinsky                               0                       0

Daniel A. Pelak                                0(7)                    0

Mark W. Sheffert                               0                       0

Paul D. Benson                            98,240                       *

William W. Chorske                        10,000(8)                    *

John R. Goodrich                               0                       0

All directors and executive
officers as a group (3 persons)                0(7)                    0

------------------------
*        Less than 1% of the outstanding shares

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Based upon 12,485,000 outstanding shares of Common Stock as of February 15, 1998.

(3) As set forth in a Schedule 13D/A filed with the Securities and Exchange Commission on February 10, 1998, this amount consists of: (i) 2,000,000 shares of Common Stock held by Special Situations Private Equity Fund, L.P.; (ii) 2,000,000 shares of Common Stock issuable to Special Situations Private Equity Fund, L.P. pursuant to outstanding warrants;
         (iii) 2,200,000 shares of Common Stock held by Special Situations Fund III, L.P.; (iv) 2,200,000 shares of Common Stock issuable to Special Situations Fund III, L.P. pursuant to outstanding warrants; (v) 840,000 shares of Common Stock held by Special Situations Cayman Fund, L.P.; and (vi) 800,000 shares of Common Stock issuable to Special Situations Cayman Fund, L.P. pursuant to outstanding warrants. Austin W. Marxe and David M. Greenhouse, principals of the investment advisors to the Funds, are deemed to beneficially own the securities held by the Funds as reported herein The address of Special Situations Funds is 153 East 53rd Street, 51st Floor, New York, New York 10022.

(4) Based upon records available to the Company, such shares include 638,333 shares that Mr. Albers has the right to acquire within 60 days pursuant to the exercise of warrants. Mr. Albers' address is 3825 Gillon Avenue, Dallas, Texas 75205.

(5) Based upon records available to the Company, such shares include 427,500 shares that the Aaron Boxer Rev. Trust has the right to acquire within 60 days pursuant to the exercise of warrants. The address of the Aaron Boxer Rev. Trust is 7287 Sidonia Court, Boca Raton, Florida 33433.

(6) Includes 100,000 shares that Medtronic, Inc. has the right to acquire within 60 days pursuant to the exercise of warrants. The address of Medtronic, Inc. is 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432.

(7) Does not include any shares beneficially owned by Medtronic, Inc. Mr. Pelak is an employee of Medtronic and its designee for election to the Board of Directors.

(8) Includes 10,000 shares that Mr. Chorske has the right to acquire within 60 days pursuant to the exercise of stock options.

                         COMPENSATION AND OTHER BENEFITS

         The following table sets forth the total compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each executive officer of the Company whose total compensation exceeded $100,000 in 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                         ANNUAL COMPENSATION                 COMPENSATION
                                         -------------------------------------------------   ------------
                                                                                              SECURITIES
                                                                             OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY        BONUS      COMPENSATION(1)      OPTIONS      COMPENSATION(2)
---------------------------              ----     ------        -----      ---------------    ----------     ---------------
David J. Chinsky(3)                      1997    $ 78,750     $108,000         $11,258         650,000              --
     PRESIDENT AND CHIEF EXECUTIVE
     OFFICER

William W. Chorske(4)                    1997    $ 88,636     $150,000(5)      $47,850          54,917(6)           --
     FORMER PRESIDENT AND CHIEF          1996    $166,667          --          $20,000          75,000              --
     EXECUTIVE OFFICER AND FORMER
     CHAIRMAN

John R. Goodrich(7)                      1997    $ 77,000          --              --              --               --
     FORMER INTERIM PRESIDENT AND
     CHIEF EXECUTIVE OFFICER

Paul D. Benson(8)                        1997    $ 95,000     $  7,754             --            8,000           $2,450
     FORMER SENIOR VICE PRESIDENT,       1996    $ 95,000     $ 20,000             --              --               --
     STRATEGIC BUSINESS DEVELOPMENT      1995    $ 75,000     $ 20,000             --              --               --


------------------------

(1) "Other Annual Compensation" paid to Mr. Chinsky is comprised of an apartment and travel allowance. "Other Annual Compensation" paid to Mr. Chorske in 1997 was in connection with his services as Chairman of the Board of the Company.

(2) "All Other Compensation" paid to Mr. Benson is comprised entirely of matching contributions to the Company's 401(k) plan.

(3)      David J. Chinsky became President and Chief Executive Officer in
         August, 1997.

(4) William W. Chorske served as President and Chief Executive Officer from May, 1996 through April, 1997. Mr. Chorske became Chairman of the Board in May, 1997 and resigned such position on November 14, 1997. See "Certain Transactions -- November 1997 Equity Financing."

(5) The $150,000 bonus for 1997 became payable under Mr. Chorske's employment agreement upon termination of his employment, but has not yet been paid. See "Compensation and Other Benefits -- Employment Agreements, Chorske Employment Agreement."

(6) In March, 1997, the Company granted Mr. Chorske options to purchase 2,500 and 52,417 shares of Common Stock each at an exercise price of $3.00 per share and expiring five years from the date of grant, and canceled Mr. Chorske's prior options covering 61,667 shares exercisable at $9.375 per share. In November, 1997, in connection with the November 1997 equity financing Mr. Chorske agreed to cancel all outstanding options except that he retained options to purchase 10,000 shares at an exercise price of $1.00 per share. See "Report on Repricing of Options" below.

(7) John R. Goodrich served as interim President and Chief Executive Officer from May, 1997 to August, 1997.

(8)      Paul D. Benson resigned from the Company in February, 1998.

OPTION GRANTS AND EXERCISES IN 1997

         The following tables provide information for the year ended December 31, 1997 as to individual grants and exercises of options to purchase shares of the Company's Common Stock by each of the Named Executive Officers of the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      PERCENT OF TOTAL
                         NUMBER OF SECURITIES         OPTIONS GRANTED TO                          MARKET PRICE
                      UNDERLYING OPTIONS GRANTED     EMPLOYEES IN FISCAL     EXERCISE OR BASE       ON DATE        EXPIRATION
NAME                            (#)(1)                      YEAR               PRICE ($/Sh)         OF GRANT          DATE
----                  --------------------------     -------------------     ----------------       -------        ----------
David J. Chinsky              650,000(2)                    77.0%                 $0.50             $1.125           8/26/05
William W. Chorske             52,417(3)                     6.2%                 $3.00             $3.00             3/7/02
                                2,500(3)                     0.3%                 $3.00             $3.00             3/7/02
Paul D. Benson                  8,000(4)                     0.9%                 $3.00             $3.00             3/7/02


------------------------

(1) Upon a defined "Change in Control" of the Company, all outstanding options become immediately exercisable in full and will remain exercisable for the remainder of their terms regardless of whether the holder remains in the employ or service of the Company or any subsidiary. A "Change in Control" of the Company for purposes of both options granted outside of as well as under the 1993 Stock Option Plan includes (i) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to a corporation that is not controlled by the Company, (ii) the approval by the Company's shareholders of any plan or proposal for the liquidation or dissolution of the Company, (iii) the acquisition by any person, directly or indirectly, of 50% of more of the Company's Common Stock, excluding shares acquired by Special Situation Fund (see "Certain Transactions -- November 1997 Equity Financing") or (iv) any change in control of the Company of a nature that would be required to be reported pursuant to
         Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

(2) Such options to Mr. Chinsky were not granted under any formal stock option plan of the Company. Such options vest at the rate of one-third of the shares covered by such options on the first three anniversaries of the date Mr. Chinsky began his employment with the Company, provided that Mr. Chinsky continues to provide services to the Company. The exercise price of these options is equal to the per share price of the shares sold in the November 1997 equity financing. At the time of the grant of these options, Mr. Chinsky waived his right to any additional options to which he would otherwise have been entitled pursuant to his employment agreement. See "Compensation and Other Benefits -- Employment Agreements, Chinsky Employment Agreement" and "Certain Transactions -- November 1997 Equity Financing."

(3) In March, 1997, the Company granted Mr. Chorske options under the Company's 1993 Stock Option Plan to purchase 2,500 and 52,417 shares of Common Stock each at an exercise price of $3.00 per share and expiring five years from the date of grant, and canceled Mr. Chorske's prior options covering 61,667 shares exercisable at $9.375 per share. In November, 1997, in connection with the November 1997 equity financing Mr. Chorske agreed to cancel all outstanding options except that he retained options to purchase 10,000 shares at an exercise price of $1.00 per share. See "Report on Repricing of Options" below.

(4) Such options to Mr. Benson were granted under the Company's 1993 Stock Option Plan and are subject to the terms of such plan.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUES

                            NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                           OPTIONS AT FY-END(#)(1)         MONEY OPTIONS AT FY-END($)(2)
                           -----------------------         -----------------------------
NAME                     EXERCISABLE   UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
----                     -----------   -------------        -----------   -------------
David J. Chinsky                0         650,000               $0            $81,250
William W. Chorske         10,000               0                0                  0
Paul D. Benson                  0           8,000                0                  0


------------------------

(1) The exercise price may be paid in cash or, in the Stock Option Committee's discretion, in shares of the Company's Common Stock valued at fair market value on the date of exercise.

(2) Based on the closing bid price on December 31, 1997 of $.625, as reported by the OTC Bulletin Board.

REPORT ON REPRICING OF OPTIONS

         On March 7, 1997, the Stock Option Committee of the Board of Directors granted new options to all employees of the Company, including William W. Chorske, the Company's President and Chief Executive Officer at that time, at an exercise price of $3.00 per share, the Fair Market Value (as defined in the Company's 1993 Stock Option Plan) on such date, and canceled all options previously granted to then current employees. Prior to March 7, 1997, the exercise price of all options held by employees ranged from $4.50 to $10.625 per share. In addition, the number of shares covered by the new options granted to employees was reduced by 15% from the number of shares covered by the canceled options. The vesting of the new options was also extended so as to preserve a continuing equity incentive for all employees to remain with the Company over the next several years. The new options vested in one third increments on each of three anniversaries following the March 7, 1997 grant. The Stock Option

Committee granted these options because it concluded that the grant was necessary to maintain an appropriate future equity incentive for the employees of the Company.

EMPLOYMENT AGREEMENTS

         CHINSKY EMPLOYMENT AGREEMENT. In August, 1997, the Company and David J. Chinsky entered into an employment agreement, which provides for the employment of Mr. Chinsky as the Company's President and Chief Executive Officer. The agreement has an initial term of one year and will automatically renew for additional one-year periods, unless terminated by one of the parties. The agreement provides for an annual base salary of $225,000 with an annual performance bonus of up to $100,000 per year if to be agreed upon performance criteria are met. The Company has guaranteed payment of a first year bonus of $100,000. The Company also agreed to pay Mr. Chinsky $108,000 in February, 1998 for a bonus that Mr. Chinsky would have otherwise received from previous employment, provided that the Company successfully completed an equity financing. In addition, the Company agreed to grant Mr. Chinsky options to purchase an aggregate of 300,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of his acceptance of employment. The Company also agreed to grant Mr. Chinsky options to purchase additional shares of Common Stock such that after any equity financings completed within Mr. Chinsky's first year of employment he will have been granted options covering a total number of shares of Common Stock equal to 7.84% of the number of outstanding shares of Common Stock. In the event that Mr. Chinsky terminates the agreement for "good reason" following a change of control of the Company, Mr. Chinsky is entitled to receive his base salary for the remaining term of the agreement and the bonus that would otherwise be payable. The agreement also requires Mr. Chinsky to assign to the Company any inventions related to the Company's business and to keep the Company's proprietary information confidential. Mr. Chinsky is also prohibited from competing with the Company for a period of two years following termination of his employment with the Company.

         In connection with the closing of the November, 1997 equity financing, Mr. Chinsky's employment agreement was amended to provide that: (a) the transactions contemplated by the November, 1997 equity financing did not constitute a "change in control," as defined in the employment agreement; (b) bonuses payable to Mr. Chinsky will be payable, at the option of the Company, in cash or shares of Common Stock; (c) the payment of a certain bonus in the amount of $108,000 was accelerated and paid in November, 1997; (d) the exercise price of all options granted under the agreement would be $.50 per share, the per share price of the shares sold in the November 1997 equity financing; (e) Mr. Chinsky be granted an option to purchase 650,000 shares of Common Stock; and (f) Mr. Chinsky waived his right to receive any additional options upon completion of the November, 1997 equity financing. See "Certain Transactions."

         CHORSKE EMPLOYMENT AGREEMENT. Effective May 1, 1996, the Company and William W. Chorske entered into a one-year employment agreement, which provided for the employment of Mr. Chorske as the Company's President and Chief Executive Officer. The agreement provided for an annual base salary of $250,000. In addition, the Company granted Mr. Chorske an option (not under any formal plan of the Company) to purchase 61,667 shares of Common Stock at a price of $9.375 per share, which became exercisable in full upon completion of one year of employment. In March 1997, this option was replaced with an option covering 52,417 shares exercisable at $3.00 per share. Mr. Chorske is also entitled to receive a bonus under the agreement equal to $150,000 because the exercise price of the options was greater than the market value of the Company's Common Stock at the time of termination of his employment. In consideration for his service as a director, the Company also granted Mr. Chorske an option under the Company's 1993 Stock Option Plan to purchase 13,333 shares of Common Stock at price of $9.375, exercisable with respect to one-third of such shares and will become exercisable with respect to one-third of such shares on each of the first two anniversaries of his election as a director, provided that Mr. Chorske remains a director of the Company. The agreement also required Mr. Chorske to assign to the Company any inventions related to the Company's business and to keep the Company's proprietary information confidential. Mr. Chorske was also prohibited from competing with the Company for a period of two years following termination of his employment with the Company. Mr. Chorske's employment and positions as President and Chief Executive Officer ended April 30, 1997, and he resigned as a director in November 1997. In connection with the November 1997 equity financing Mr. Chorske agreed to cancel all outstanding options except that he retained options to purchase 10,000 shares at $1.00 per share.


                              CERTAIN TRANSACTIONS

NOVEMBER 1997 EQUITY FINANCING

         On November 14, 1997, the Company entered the Purchase Agreement with Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. (collectively, the "Funds") and the other purchasers named in the Purchase Agreement (the Funds and such other purchasers are collectively referred to herein as the "Purchasers"), pursuant to which the Company agreed to sell up to 9,000,000 shares of Common Stock of the Company at prices ranging from $.50 to $.56 per share and warrants to purchase up to 9,000,000 shares of Common Stock, as well as an additional 104,000 shares of Common Stock and warrants to purchase 104,000 shares of Common Stock for cancellation of certain indebtedness. The warrants are exercisable for a period of ten years at a price of $1.50 per share, subject to adjustment as provided in the warrants. The first closing under the Purchase Agreement was held on November 14, 1997, at which the Company sold an aggregate of 2,500,000 shares of Common Stock at a price of $.50 per share and issued warrants to purchase an aggregate of 2,500,000 shares of Common Stock to the Funds for an aggregate purchase price of $1,250,000 and an aggregate of 104,000 shares of Common Stock and warrants to purchase an aggregate of 104,000 shares of Common Stock for the cancellation of $52,000 of indebtedness (the "First Closing"). The interim closing was held on November 21, 1997 (the "Interim Closing"), at which the Company sold an additional 1,790,000 shares of Common Stock at a price of $.56 per share and issued warrants to purchase an aggregate of 1,790,000 shares of Common Stock to purchasers other than the Funds for an aggregate purchase price of $1,002,400.

            The Purchase Agreement also provided that, in the event the Company fulfilled certain conditions by January 15, 1998 (the "Second Closing Conditions"), the Company would issue up to an additional 4,500,000 shares of Common Stock and warrants to purchase 4,500,000 shares of Common Stock at a purchase price of between $.50 and $.56 per share on or before January 31, 1998 (the "Second Closing"). The Second Closing Conditions included (a) the approval by the shareholders of the Company of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock to an aggregate of 75,000,000 and (b) the attainment by the Company no later than January 15, 1998, of the following milestones: (i) the Company's net revenues derived from the sale of existing or new systems during the period from October 1, 1997 through January 15, 1998, shall be at least $200,000; (ii) the Company shall have executed letters of intent and/or sales contracts, each with a minimum value of $5,000, with at least five new (excluding current or previous) customers for the sale of any existing or new systems during the period from October 1, 1997 through January 15, 1998; and
(iii) the Company shall have made generally available for sale a commercially marketable entry-level cardiac catheterization laboratory product designed to support the data requirements of the American College of Cardiology, with a sales price range of $5,000 to $15,000.

         The Company satisfied these Second Closing Conditions and a second closing was held on January 30, 1998 (the "Second Closing"), at which the Company sold an aggregate of 2,500,000 shares of Common Stock at a price of $.50 per share and issued warrants to purchase an aggregate of 2,500,000 shares of Common Stock to the Funds for an aggregate purchase price of $1,250,000 and sold an aggregate of 1,500,000 shares of Common Stock at a price of $.56 per share and issued warrants to purchase an aggregate of 1,500,000 shares of Common Stock to purchasers other than the Funds for an aggregate purchase price of $840,000. The Shares and Warrants acquired by the Funds constitute "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of approximately 57% of the Company's Common Stock immediately following the Second Closing.

         As a condition to the First Closing, the Company's Board of Directors was reduced from ten directors to five directors, and all of the non-employee directors of the Company, other than Daniel A. Pelak and Kevin L. Roberg, resigned from the Board. In addition, all of the non-employee directors of the Company agreed to cancel all options or warrants to purchase shares of Common Stock held by them (except for certain options to purchase an aggregate of 236,333 shares held by APF, LLC ("APF") and Dr. Furnary and options to purchase 10,000 shares, exercisable at $1.00 per share held by each of William W. Chorske and William D. Knopf, M.D.). Under the Purchase Agreement, the Company has also agreed, so long as the Purchasers own or have the right to acquire at least 20% of the then outstanding shares of Common Stock, that (a) the Company shall maintain the number of directors who constitute the Board of Directors at five;
(b) so long as the Funds own at least 2.5% of the then outstanding shares of Common Stock, the Company shall maintain on the Board of Directors one director nominee to be designated by the Funds; and (c) for a period of three years form the date of the Purchase Agreement, the company shall maintain on the Board of Directors one director nominee to be designated by Miller Johnson & Kuehn, Incorporated ("MJK"), which nominee is to be mutually acceptable to the company and MJK (the "MJK Director"). The Funds have designated Mr. Mark W. Sheffert as their nominee to the Board. MJK has not designated its nominee to the Board as of the date hereof.

         The Company agreed to a number of covenants under the Purchase Agreement. So long as the Purchasers own or have the right to acquire at least 20% of the outstanding shares of Common Stock, the Company has agreed not to do any of the following without the consent of the Funds and the MJK Director: (a) sell Common Stock or any rights or securities convertible into or exercisable or exchangeable for Common Stock at a purchase, exercise or conversion price, as the case may be, of less than $1.00 per share of Common Stock for a period of three years from the date of the Purchase Agreement; (b) issue any securities senior to the common Stock; (c) effect any reclassification, capital reorganization or other change of outstanding shares of capital stock of the Company; (d) merge, consolidate or enter into any other business combination of the company with or into another entity (other than a merger of a wholly owned subsidiary, in which merger the Company shall be the surviving entity); (e) sell, lease or otherwise dispose of all or substantially all of its assets; or
(f) liquidate, dissolve or wind-up the Company.

         As further conditions to the First Closing, the Company amended certain agreements between the Company and certain officers, directors and affiliated entities. These amendments are described below and under the heading "Compensation and Other Benefits -- Employment Agreements."

NON-EMPLOYEE DIRECTOR LOANS

         In October 1997, eight of the Company's then non-employee directors loaned the Company $5,775, an aggregate of $46,200, in order for the Company to continue operations pending completion of the November 1997 equity financing. The Company repaid a total of $40,425, without interest, to seven of these non-employee directors from the proceeds of the November 1997 equity financing, and the balance of $5,775 owed to Mr. Wegmiller was converted into 11,550 shares of Common Stock at a price of $.50 per share.

AGREEMENTS WITH MEDTRONIC, INC.

         In May 1997, the Company issued a convertible promissory note in the principal amount of $1,000,000 to Medtronic, Inc. (the "Medtronic Note"), a principal shareholder of the Company with a representative that serves on the Company's Board of Directors. As originally issued, the Medtronic Note accrued interest at the prime rate. Under its original terms, the Medtronic Note would have become due upon the earlier of the completion by the Company of an equity financing raising gross proceeds of at least $5,000,000 or November 30, 1997, and was convertible, at the option of the holder, into Common Stock at a conversion price equal to the lower of $2.00 or the average per share price in one or more rounds of equity financing raising gross proceeds to the Company of at least $5,000,000 (including proceeds from this offering). At the time of issuance of the original Medtronic Note, the Company granted Medtronic a warrant to purchase 100,000 shares of Common Stock, exercisable at the same price as the conversion price of the Medtronic Note (the "Medtronic Warrant"). Under the original terms of the Medtronic Note, the Company would have been obligated to grant an additional warrant to purchase a number of shares of Common Stock equal to 5% of the principal amount of the Medtronic Note if the note was not paid by November 30, 1997 and an additional warrant to purchase a number of shares of Common Stock equal to 5% of the principal amount of the Medtronic Note if the note was not paid by February 28, 1998. In connection with the November 1997 equity financing, the Medtronic Note was amended to provide that: (a) no interest will accrue thereunder and accrued interest will be forfeited; (b) principal will not become due until May 12, 2002; (c) the conversion price of the Medtronic Note is $1.50 per share; and (d) the Company will not be obligated to issue any additional warrants to Medtronic under the Medtronic Note. The Medtronic Warrant was also amended to provide that the exercise price is $.50 per share and that there was no other adjustment to the exercise price or the number of shares covered by the Medtronic Warrant as a result of the November 1997 equity financing.

         On December 26, 1995, the Company entered into an Investment Agreement and a License and Development Agreement with Medtronic, Inc. ("Medtronic") and a Shareholder Voting Agreement with Medtronic and certain shareholders of the Company. Pursuant to the Investment Agreement, the Company privately sold to Medtronic 600,000 shares of Common Stock at a price of $8.00 per share for a total price of $4.8 million. The Company granted to Medtronic certain rights of first refusal to purchase capital stock and assets of the Company and to develop or commercialize the Company's technology in one or more fields other than the cardiovascular and neurological fields, certain rights to have shares of the Company held by Medtronic and certain assignees of Medtronic registered for sale to the public and the right to designate one person to be nominated and elected to the Board of Directors of the Company. Daniel A. Pelak, a Vice President of Medtronic, was elected to the Company's Board in January 1996 as Medtronic's designee under this agreement. Pursuant to the License and Development Agreement, the Company granted to Medtronic a 30-year world-wide, fully paid, royalty free license granting Medtronic certain rights relating to the sale and use of the Company's system in the cardiovascular and neurological fields. In addition, the Company agreed to install the Company's system at certain clinical sites specified by Medtronic on a preferred pricing basis, to install the system at one site specified by Medtronic at no cost to Medtronic and to engage with Medtronic in certain joint development of products and systems. In connection with the November 1997 equity financing, Medtronic waived the restrictions on registration rights contained in Section 8.4 of the Investment Agreement, waived its right of first refusal to purchase securities in the November 1997 equity financing, agreed not to exercise and to otherwise waive any of its registration rights until January 1, 2000, waived its superior position with respect to an underwriter's cutback of piggyback registration rights and waived its right of first refusal on the sale of the Company in certain circumstances.

AGREEMENTS WITH FURNARY AND APF, LLC

         In July 1995, the Company entered into an agreement with Anthony P. Furnary, M.D., an advisor to the Company at the time, and APF, an entity owned by Dr. Furnary under which the Company acquired certain software developed by Dr. Furnary and agreed to pay royalties to Dr. Furnary initially equal to 7.5% of gross revenues. Dr. Furnary also received an option to purchase 26,000 shares of Common Stock at an exercise price of $4.50 per share. During 1995, 1996 and 1997 the Company paid approximately $81,000 in royalties under this agreement to Dr. Furnary. In March 1997, the Company and Dr. Furnary entered into an agreement modifying the July 1995 agreement. Under the terms of the modified agreement, beginning in 1999 (or sooner if the Company reaches $20,000,000 of cumulative revenues) the Company will pay royalties in the amount of 3% on all gross revenues (as defined in the agreement) up to $100,000,000, and thereafter, 3.6% on all gross revenues. The existing royalty rate of 7.5% of gross revenues remained in place through March 31, 1997. In addition, among other things, under the modification the Company agreed (i) to make certain milestone payments totaling $450,000 when the Company reaches certain revenue levels; (ii) to issue options to APF, for services previously rendered to the Company, to purchase 550,000 shares of Common Stock at an exercise price of $2.625 per share and to reprice outstanding options to purchase 36,333 shares held by Dr. Furnary to $2.625 per share (which represents the closing price of the Company's Common Stock on the date the Company and Dr. Furnary reached agreement in principle on the modification agreement); (iii) to enter into a consulting agreement with Dr. Furnary; and (iv) to appoint Dr. Furnary to the Company's Board of Directors within 90 days. The consulting agreement, which has an initial term of five years, with two-year renewal rights upon mutual agreement, provides that Dr. Furnary will provide consulting services to the Company in the area of system design and development as the Senior Advisor and System Architect for an annual fee of $100,000.

         In connection with the November 1997 equity financing, the Consulting Agreement, between the Company and Dr. Furnary was terminated, and the Company's obligation to make milestone royalty payments of $450,000 under the modified agreement was terminated. The 550,000 share stock option agreement was amended to reduce the number of shares to 200,000 and the exercise price to $1.00 per share. APF and Dr. Furnary also agreed (a) not to exercise and to otherwise waive any of their registration rights under the foregoing option or the other options held by them to purchase an aggregate of an additional 36,333 shares until January 1, 2000; (b) not to sell or otherwise transfer any shares of Common Stock purchased upon exercise of any of such options prior to January 1, 2000; and (c) that there was no other adjustment to the exercise price of such options or the number of shares issuable upon exercise of the foregoing options thereof as a result of the November 1997 equity financing. Dr. Furnary also waived his right to be appointed to the Company's Board of Directors and agreed that his observer status is only exercisable by him personally.

AGREEMENTS WITH THE ATLANTA CARDIOLOGY GROUP, P.C.

         In September 1994, The Atlanta Cardiology Group, P.C. ("ACG") and the Company entered into an agreement for the joint development of practice guidelines and clinical outcomes for cardiology, under which ACG agreed to pay the Company a fee for system design and implementation and ACG was to receive royalties on sales of the cardiology system over the next ten years. During 1995, the Company paid (or accrued) $150,000 for all services rendered by ACG and the Company received $50,000 in revenues from the sale of products and services to ACG. In early 1996, the Company and ACG agreed to restructure their relationship. Among other things, the Company agreed to pay ACG a royalty equal to 10% of gross sales of the Company's cardiology system and a 2% royalty on all database sales. In 1996, the Company received no revenues from ACG and accrued $60,052 in fees to ACG for all services rendered in 1996, including royalties under the prior agreement. In March 1997, the Company entered into an agreement with ACG to replace the prior agreements. Under the revised agreement, the Company issued a convertible subordinated note to ACG in the principal amount of $2,250,000, maturing on April 1, 2002 (the "ACG Note"). The note accrues interest at a rate of 10% per annum, and interest is payable at the rate of 5% per year, with the balance of accrued interest payable at the maturity date. Up to $2,000,000 of the principal amount of the note is convertible by ACG into shares of Common Stock at the rate of $3.32 per share. As long as the note is outstanding, ACG has the right to designate an individual to attend all board meetings. William D. Knopf, M.D., a practicing cardiologist and partner in ACG, is a director of the Company. In connection with the November 1997 equity financing, the ACG Note was amended to provide that no interest will accrue thereunder and that any accrued interest shall be forfeited. In addition, ACG agreed that there was no adjustment to the conversion price of the ACG Note or the number of shares issuable upon conversion of the ACG Note as a result of the November 1997 equity financing. ACG also agreed not to exercise and to otherwise waive any of its registration rights prior to January 1, 2000 and waived its right to designate a person to attend meetings of the Board.

KNOPF AGREEMENT

         In September 1996, the Company entered into an agreement with William
D. Knopf, M.D., a former director of the Company, relating to the termination of Dr. Knopf's employment by the Company. Pursuant to this agreement, the Company entered into a consulting agreement with Dr. Knopf, under which Dr. Knopf has agreed to provide certain consulting and advisory services to the Company and will receive an annual consulting fee of $60,000. The consulting agreement also includes a non-competition covenant for 12 months following the expiration of the term of the consulting agreement, which expired by its terms on September 1, 1997. In addition, Dr. Knopf received an option to purchase 50,000 shares at an exercise price equal to the fair market value on the date of grant, which was $6.625 per share. This option was exercisable with respect to one-third of such shares on the date of grant and will become exercisable with respect to one-third of such shares on each of the first two anniversaries of the date of grant. The option is exercisable for a period of ten years from the date of grant. The Company and Dr. Knopf also executed mutual releases of any and all claims relating to Dr. Knopf's employment by the Company or the termination of his employment.

EDMONDS AGREEMENT

         In September 1996, the Company entered into an agreement with Donna J. Edmonds, a former director and executive officer of the Company, whose employment with the Company terminated effective April 24, 1996. Pursuant to such agreement, the Company agreed to pay Ms. Edmonds an aggregate of $190,000 and granted Ms. Edmonds an option to purchase 80,000 shares of the Company's Common Stock, at an exercise price of $5.00 per share, which was the closing bid price on September

12, 1996. This option is exercisable for a period of ten years following the date of grant. The Company and Ms. Edmonds also agreed to execute a stipulation of dismissal with prejudice to resolve the then pending litigation brought by Ms. Edmonds against the Company. The Company and Ms. Edmonds also executed mutual releases of any and all other claims relating to Ms. Edmonds' employment by the Company or the termination of her employment.

HASKIN AGREEMENT

         In June 1996, the Company entered into an agreement with David W. Haskin, a former director and Chief Executive Officer of the Company, whose employment with the Company terminated effective April 24, 1996. Pursuant to the terms of this agreement, the Company agreed to pay or reimburse Mr. Haskin up to $10,000 per year for premiums on health insurance coverage for himself and his spouse until Mr. Haskin reaches age 65. In addition, the Company agreed to use its reasonable efforts to cause the release of shares owned by Mr. Haskin from the "cheap stock" escrow with the Commissioner of Commerce for the State of Minnesota and certain lock-up arrangements with MJK and granted Mr. Haskin certain registration rights with respect to certain shares of the Company's Common Stock. The Company and Mr. Haskin also executed mutual releases of any and all claims relating to Mr. Haskin's employment by the Company or the termination of his employment.

COMER AGREEMENT

         In June 1996, the Company entered into an agreement with Jeffrey B. Comer, a former executive officer of the Company, whose employment with the Company terminated effective April 24, 1996. Pursuant to the terms of this agreement, the Company entered into a consulting agreement with Mr. Comer, pursuant to which Mr. Comer provided consulting services for a period of six months and received an aggregate of $160,000 for such consulting services. The consulting agreement also included a non-competition covenant for 12 months following the expiration of the term of the consulting agreement, which occurred on December 1, 1996. In addition, Mr. Comer received an option to purchase 51,000 shares of the Company's Common Stock for an exercise price per share equal to the fair market value per share on the date of such grant, which was $8.625 per share, and the Company granted him certain registration rights with respect to certain shares owned or subject to options held by Mr. Comer. The Company and Mr. Comer also executed mutual releases of any and all claims relating to Mr. Comer's employment by the Company or the termination of his employment.


                        SELECTION OF INDEPENDENT AUDITORS
                                   PROPOSAL 2

         The Board of Directors has approved the selection of Ernst & Young LLP as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1998, and to perform other appropriate accounting services. Ernst & Young LLP has acted as independent auditors of the Company since December 1994.

         Although it is not required to do so, the Board of Directors wishes to submit the selection of Ernst & Young LLP to the shareholders for ratification. The Board recommends a vote FOR ratification of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of Ernst & Young LLP If the selection of Ernst & Young LLP is not ratified, the Board of Directors will reconsider its selection.

         The Company has requested and expects a representative of Ernst & Young LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 1997, the Company's directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.


                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before December 9, 1998.


                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report describes the financial condition of the Company as of December 31, 1997 and includes the Company's Annual Report on Form 10-KSB (exclusive of exhibits).


                                          By Order of the Board of Directors,

                                          /s/ David J. Chinsky

                                          David J. Chinsky
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


April 9, 1998

LIFERATE SYSTEMS, INC.
7210 Metro Boulevard                                                       PROXY
Edina, Minnesota 55439
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             LIFERATE SYSTEMS, INC.

         The undersigned hereby appoints David J. Chinsky and Kenneth G. Tarr, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of LifeRate Systems, Inc. held of record by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders to be held on May 14, 1998 or any adjournment thereof.


1.   ELECTION OF DIRECTORS:   [ ]  FOR all nominees listed below
                                   (except as marked to the contrary below)

                              [ ]  AGAINST all nominees listed below

   (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
                 THAT NOMINEE'S NAME IN THE LIST BELOW.)

           DAVID J. CHINSKY       MARK W. SHEFFERT       DANIEL A. PELAK

2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                    [ ]  For         [ ]  Against         [ ]  Abstain

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES
                 LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ABOVE.


                          (Please Sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND WILL GRANT AUTHORITY TO VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        Date:____________________________, 1998.


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature if held jointly




                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                        MAILED IN THE UNITED STATES.